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EXHIBIT 10.24 Deferred Compensation Agreement between TeamBank, N.A. and Carolyn
S. Jacobs dated February 1, 2002.

                                 TEAMBANK, N.A.
                         DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT, effective February 1, 2002 (the "Effective Date"), is made by and between TeamBank, N.A., a nationally-chartered commercial bank, located in Paola, Kansas (the "Company"), and Carolyn S. Jacobs (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a deferred compensation opportunity, together with matching contributions by the Company. The Company will pay the Executive's benefits from the Company's general assets.

                                    AGREEMENT

     The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

     1.47 "ACTUAL DEFERRAL PERCENTAGE" means that actual percentage of Compensation the Executive elected to defer under this Agreement for a given Plan Year, as set forth on the Election Form described in Section 1.11 of this Agreement.

     1.48   "ANNIVERSARY DATE" means December 31st of each year.

     1.49 "BENCHMARK DEFERRAL PERCENTAGE" means that percentage of Compensation the Executive must defer under this Agreement for a given Plan Year, as set forth on the Election Form described in Section 1.11 of this Agreement, in order to enjoy the full death benefit provided in the Salary Continuation Agreement and potentially in this Agreement.

     1.50   "CHANGE OF CONTROL" means:

            (a) a change in the ownership of the capital stock of the Company or Team Financial, Inc. (the "Holding Company"), where a corporation, person or group acting in concert (a "Person") as described in
     Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of a number of shares of capital stock of the Company which constitutes fifty

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     percent (50%) or more of the combined voting power of the Company's then outstanding capital stock then entitled to vote generally in the election of directors; or

            (b) the persons who were members of the Board of Directors of the Company immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the Board of Directors; or

            (c) the adoption by the Board of Directors of the Company of a merger, consolidation or reorganization plan involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company. For purposes of this Agreement, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions; or

            (d) a tender offer or exchange offer is made by any Person which, if successfully completed, would result in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) either fifty percent (50%) or more of the Company's outstanding shares of Common Stock or shares of capital stock having fifty percent (50%) or more the combined voting power of the Company's then outstanding capital stock (other than an offer made by the Company), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power; or

            (e) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this Section (1.4).

                    1.4.1 "PERMITTED TRANSFERS" means that a Shareholder, as hereinafter defined in Section 1.22, may make the following transfers without complying with the terms and provisions of Section
            1.4 of this Agreement:

                           (y) To any trust created solely for the benefit of any Shareholder or any spouse of or any lineal descendant of any Shareholder;

                           (z)  To any individual or entity by bona fide gift;

                           (aa) To any spouse or former spouse pursuant to the
                                terms of a decree of divorce;

                           (bb) To any officer or employee of the Company
                                pursuant to any incentive stock option plan established by the Shareholders;

                           (cc) To any family member; or,

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                           (dd) After receipt of any necessary regulatory
                                approvals, to any company or partnership a majority of the stock or interests of which are owned by the Shareholders.

     1.51   "CODE" means the Internal Revenue Code of 1986, as amended.

     1.52 "COMPENSATION" means the total base salary paid to the Executive during a Plan Year, which amount does not include any bonuses paid to the Executive during a Plan Year.

     1.53 "DEFERRAL ACCOUNT" means the Company's accounting of the Executive's accumulated Deferrals, any Matching Contribution made by the Company under Subsection 3.1.2, and any Interest credited by the Company under Subsection 3.1.3.

     1.54 "DEFERRALS" means the amount of the Executive's Compensation, which the Executive elects to defer according to this Agreement.

     1.55 "DISABILITY" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group long-term disability insurance policy carried by the Company covering the Executive, or, if no such long-term disability policy exists, then as determined by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

     1.56 "DISABILITY ELECTION FORM" means attached Exhibit B, which is incorporated by reference.

     1.57 "DEFERRAL ELECTION FORM" means the attached Exhibit A, which is incorporated by reference.

     1.58 "EXTRAORDINARY INCOME" means net death benefit proceeds (defined as total life insurance policy proceeds on the date of death of the insured less the cash surrender value of the policy on the date of death of the insured) of any key-man life insurance policy or other key executive life insurance policy owned by the Company.

     1.59 "MAXIMUM DEFERRAL PERCENTAGE" means the maximum percentage of Compensation the Executive may defer under this Agreement as set forth on the Election Form.

     1.60 "MODIFIED RETURN ON EQUITY" means ninety percent (90%) of Return on Equity.

     1.61 "NONCOMPETITION AGREEMENT" means the Agreement attached as Appendix A which is hereby made part of this Agreement. Notwithstanding anything to the contrary in Appendix A, in the event: (i) this Agreement is terminated pursuant to Section 9.2 when the Company still employs the Executive, or (ii) a Change of Control occurs, the provisions of Appendix A shall terminate.

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     1.62   "NORMAL RETIREMENT AGE" means the Executive's sixty-fifth (65th)
birthday.

     1.63 "NORMAL RETIREMENT DATE" means the later of the Normal Retirement Age or Termination of Employment.

     1.64 "PLAN DEATH COSTS" means any additional liability accrual expenses incurred by the Company as a result of any non-qualified plan established by the Company for the benefit of the insured executive or director that has died.

     1.65 "PLAN YEAR" means the twelve (12) consecutive month period beginning January 1st and ending on December 31st of each year, except the initial Plan Year will be from the Effective Date of this Agreement to December 31, 2002.

     1.66 "RETURN ON EQUITY" means the sum of the after-tax income of the Company plus the core deposit premium amortization, net of tax, divided by the average annual equity of the Company for a given Plan Year. The formula described above for the Return on Equity of the Company in a given Plan Year is further described below:

     Return           After-tax     core deposit    Company's              The average
      On         =   [ Income of   +   (premium   X (1 - Income Tax))] / [ annual Equity of]
     Equity     the Company amortization  Rate                    the Company

In any given Plan Year the annual income of the Company shall be reduced by any item of Extraordinary Income and shall be increased by any Plan Death Costs.

     1.67 "SALARY CONTINUATION AGREEMENT" means the agreement, effective July 1, 2001, entered into by and between the Company and the Executive, which provides that the Company agrees, among other things, to provide certain benefits to the Executive upon her retirement.

     1.68 "SHAREHOLDER" means the existing owners of all issued and outstanding stock of the Company or Holding Company as of the date this Agreement is signed.

     1.69 "TERMINATION OF EMPLOYMENT" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.

                                    ARTICLE 2
                                DEFERRAL ELECTION

     2.5 INITIAL ELECTION. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Deferral Election Form within 30 days after the Effective Date of this Agreement. The Deferral Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Deferral Election Form is received by the Company.

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     2.6    ELECTION CHANGES

            2.2.1 GENERALLY. The Executive may increase (not to exceed the Maximum Deferral Percentage) or decrease the percentage of Compensation to be deferred annually by providing the Company a written form signed by the Executive following the format of Deferral Election Form. Any written Deferral Election Form with a modified deferral election must be provided to the Company prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified Deferral Election Form shall not be effective until the calendar year following the year in which the subsequent Deferral Election Form is received by the Company.

            2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

     3.1 ESTABLISHING AND CREDITING. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

            3.1.7 DEFERRALS. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

            3.1.8 MATCHING CONTRIBUTION. A matching contribution equal to twenty five percent (25%), and credited to the Deferral Account at the same time as, the amounts credited to the Deferral Account under Subsection 3.1.1.

            3.1.9 INTEREST. On each Anniversary Date of this Agreement and immediately prior to the earlier of payment of any benefits or Termination of Employment due to Disability, the Company shall credit interest on the Deferral Account balance at an annual rate equal to the Modified Return on Equity of the Company for the Plan Year; provided, however, that such interest rate shall be no less than six (6.0%), nor greater than twelve percent (12.00%). The interest rate shall be retroactively applied using monthly compounding to the Deferral Account balance over the past Plan Year. In the event of a part-year interest payment, due to the commencement of benefits, the Modified Return on Equity of the Company for the past Plan Year shall be used as the part-year interest rate, and that rate shall be applied to the Deferral Account balance using monthly compounding for the period prior to the first payment of any benefits under this Agreement. No interest shall be credited pursuant to this Subsection 3.1.3 after payment begins.

     3.4 STATEMENT OF ACCOUNTS. The Company shall provide to the Executive, within 120 days after each Anniversary Date, a statement setting forth the Deferral Account balance.

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     3.3    ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                            BENEFITS DURING LIFETIME

     4.1 NORMAL RETIREMENT BENEFIT. Upon the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

            4.1.5 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Normal Retirement Date.

            4.1.6 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive in one hundred twenty (120) equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. In determining the amount of the equal monthly installments the Company shall credit interest at an annual rate of seven and one-half percent (7.5%) on the remaining account balance during any applicable installment period.

     4.2 EARLY RETIREMENT BENEFIT. Upon Termination of Employment prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Company shall pay to the Executive the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

            4.2.3 AMOUNT OF BENEFIT. The benefit under this Section 4.2 is Deferral Account balance at Termination of Employment.

            4.2.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive in a single lump sum within sixty (60) days of Termination of Employment.

       4.3 DISABILITY BENEFIT. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

            4.3.1 AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Termination of Employment. The Company shall credit interest at an annual rate of seven and one-half percent (7.5%) on this amount from Termination of Employment until payment occurs under Subsection 4.3.2.

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            4.3.2   PAYMENT OF BENEFIT. The Company shall pay the amount stated
     in Section 4.3.1 to the Executive in accordance with the Disability Benefit Election Form, attached as Exhibit B, which shall be completed and filed by the Executive with the Company. The attached Exhibit B, including the terms governing the Executive's election of the timing of payment under this Subsection 4.3.2, are incorporated into this Agreement by reference.

            4.3.3 DEATH DURING DISABILITY. If the Executive's death occurs subsequent to Termination of Employment due to a Disability and prior to any payment under Subsection 4.3.2, the Company shall pay the amount stated in Section 5.1 in accordance with the terms of Section 5.1 in lieu of any other benefit provided by this Agreement.

     4.4 CHANGE OF CONTROL BENEFIT. Upon a Termination of employment following a Change of Control, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

            4.4.1 AMOUNT OF BENEFIT. The benefit under this Section 4.4 is the Deferral Account balance on the Executive's Termination of Employment.

            4.4.6 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive in a single lump sum within sixty (60) days after the Executive's Termination of Employment.

            4.4.7 EXCESS PARACHUTE PAYMENT. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

     4.5 HARDSHIP DISTRIBUTION. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Subsection 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                 DEATH BENEFITS

     5.1 DEATH DURING ACTIVE SERVICE. If the Executive dies while employed by the Company and prior to receiving any payments under this Agreement, the Company shall have no obligation to pay to the Executive's beneficiary any amount under this Agreement.

     5.2 DEATH DURING BENEFIT PERIOD. If the Executive dies subsequent to the date that he retires and while receiving payments under Section 4.1 of this Agreement, the Company's obligation to make the final monthly payment under
Section 4.1.2 on the last day of the month of the Executive's death shall constitute the Company's final obligation to pay the Executive or the Executive's estate under the terms of this Agreement.

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                                    ARTICLE 6
                                  BENEFICIARIES

     6.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

     6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7
                               GENERAL LIMITATIONS

     7.1 TERMINATION FOR CAUSE. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is in excess of the Executive's Deferrals (I.E., the Company match credited under Subsection 3.1.2 and all Interest credited under Subsection 3.1.3) if the Company terminates the Executive's employment for:

            (m)     Gross negligence or gross neglect of duties to the Company;

            (n) Conviction in a court of competent jurisdiction of a felony or conviction in a court of competent jurisdiction of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Company; or,

            (o) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company and personal benefit to the Executive.

     7.4 SUICIDE OR MISSTATEMENT. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any death benefit under this Agreement exceeding the Deferral Account if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 8

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                          CLAIMS AND REVIEW PROCEDURES

     8.1 CLAIMS PROCEDURE. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or non-eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, and (5) a time within which review must be requested. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

     8.2 REVIEW PROCEDURE. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

     9.5 AGREED AMENDMENTS. This Agreement may be amended at any time by a written agreement signed by the Company and the Executive.

     9.6 TERMINATION OF AGREEMENT. The Company may terminate this Agreement at any time prior to a Change of Control by providing thirty (30) days written notice to the Executive. In no event shall this Agreement be terminated under this Section 9.2 without payment to the Executive of the Deferral Account balance, determined on the date termination of the Agreement occurs under this
Section 9.2, in a single lump-sum within sixty (60) days of termination of the Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.21 BINDING EFFECT. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

     10.22 NO GUARANTEE OF EMPLOYMENT. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     10.23 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     10.24 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     10.25 ELECTION TO OPERATE AS A SUBCHAPTER S CORPORATION. In the event that the Company in the future elects to operate as a Subchapter S corporation under the Code, for purposes of determining Return on Equity of the Company (as defined in Section 1.20), the highest individual federal income tax rate shall be used to determine the after-tax income of the Company.

     10.26 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of Kansas, except to the extent preempted by the laws of the United States of America.

     10.27 UNFUNDED ARRANGEMENT. The Executive and the Executive's beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and the Executive's beneficiary have no preferred or secured claim.

     10.28 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     10.29 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

     10.30 ADMINISTRATION. The Company shall have powers which are necessary to administer

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this Agreement, including but not limited to:

            (i)     Interpreting the provisions of the Agreement;

            (j) Establishing and revising the method of accounting for the Agreement;

            (k)     Maintaining a record of benefit payments; and

            (l) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

     10.15 NAMED FIDUCIARY. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     10.16 FULL OBLIGATION. Notwithstanding any provision to the contrary, when the Company has paid either the lifetime benefits or death benefits as appropriate under any section of the Agreement, the Company has completed its obligation to the Executive.

     IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                             COMPANY:
                                                       TEAMBANK, N.A.

/s/ carolyn S. Jacobs                                  By  /s/ D.  Sue Wilson
---------------------                                      ------------------
CAROLYN S. JACOBS

                                                       Title Sr. Vice President
                                                             -------------------

                             BENEFICIARY DESIGNATION

                                 TEAMBANK, N.A.
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I CAROLYN S. JACOBS designate the following as beneficiary of benefits under this Agreement payable following my death:

Primary:
     TEAMBANK N.A. TRUSTEE OF THE CAROLYN S. JACOBS IRREVOCABLE TRUST DATED JANAURY 18, 2002, 1 SOUTH PEARL, PAOLA, KS 66071

     ___________________________________________________________________________

Contingent:

     ___________________________________________________________________________

     ___________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature   /s/ Carolyn S. Jacobs
            ---------------------
            CAROLYN S. JACOBS

Date  January 24, 2002
      ----------------

Received by the Company this 24th day of January, 2002.

By  D. SUE WILSON
    --------------
Title: SR. VICE PRESIDENT
       ------------------

                                    EXHIBIT A
                                       TO
                                 TEAMBANK, N.A.
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                                DEFERRAL ELECTION

I elect to defer my Compensation received under this Agreement with the Company, as follows:

                               AMOUNT OF DEFERRAL

                    [INITIAL AND COMPLETE ONE]

                    X I elect to defer _10_% (Actual Deferral Percentage) of my Compensation, not to exceed ten percent (10%) (Maximum Deferral Percentage) of my Compensation. (Compensation shall mean annual base salary, not to include any bonuses).

                           NOTE: The Benchmark Deferral Percentage (I.E. the percentage that must be deferred each Plan in order to vest in the full death benefit provided under the Salary Continuation Agreement) is five percent (5%) of Compensation.

Upon filing a written Exhibit A following the form and substance of this Exhibit signed by myself and the Company, I understand that I may change the amount of my deferrals; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received, approved, and signed by the Company.

Signature /s/ Carolyn S. Jacobs
          ---------------------
          CAROLYN S. JACOBS

Date  January 24, 2002

Received by the Company this 24th day of January___________, 2002__.

By  /s/ D. Sue Wilson
    -----------------------

Title  Sr. Vice President
       --------------------

                                    EXHIBIT B
                         DEFERRED COMPENSATION AGREEMENT
                      EXECUTIVE DISABILITY BENEFIT ELECTION

     THIS ELECTION is made and entered into as of ___________, 2___, by Carolyn
S. Jacobs (the "Executive") pursuant to the terms of the Deferred Compensation Agreement (the "Agreement"), which Agreement was made by and between TeamBank, N.A. (the "Company") located in Paola, Kansas, and the Executive, with an Effective Date February 1, 2002.

     The Executive, by initialing in ink either OPTION 1, OPTION 2, OR OPTION 3 below, hereby elects to receive the Disability Benefit described in Section 4.3.1, in the following manner:

                     OPTION 1 (LUMP-SUM PAYMENT AT AGE 65)

     ____________ a. The Company shall pay the amount set forth Section 4.3.1 of the Agreement in a single lump sum. The Company shall pay this benefit to the Executive on the last day of the month following the month of the Normal Retirement Date for purposes of satisfying the benefit payment provided in
Section 4.3.2 of the Agreement.

                                       OR

              OPTION 2 (UP TO A 10-YEAR ANNUITY STARTING AT AGE 65)

     X b. The Company shall pay the benefit amount set forth in Section 4.3.1 of the Agreement to the Executive in 120 equal monthly installments (not to exceed 120 monthly installments) commencing on the last day of the month following the Normal Retirement Date for purposes of satisfying the benefit payment provided in Section 4.3.2 of the Agreement. In determining the amount of the equal monthly installments the Company shall credit interest at an annual rate of 7.5%, compounded monthly, on the remaining balance of the benefit amount set forth in Section 4.3.1 of the Agreement during the applicable installment period.

                                       OR

  OPTION 3 (LUMP SUM PAYMENT UPON TERMINATION OF EMPLOYMENT DUE TO DISABILITY)

     ____________ c. The Company shall pay the amount set forth Section 4.3.1 of the Agreement in a single lump sum. The Company shall pay this benefit to the Executive within sixty (60) days of Termination of Employment as a result of Disability for purposes of satisfying the benefit payment provided in Section
4.3.2 of the Agreement.

                                    EXHIBIT B

                         DEFERRED COMPENSATION AGREEMENT
                EXECUTIVE DISABILITY BENEFIT ELECTION - CONTINUED

     The Executive and Company acknowledge and agree that each and every election to select a benefit payment pursuant to OPTION 1, OPTION 2, or OPTION 3 made under this EXHIBIT B EXECUTIVE DISABILITY BENEFIT ELECTION, in order to be valid and effective, must be made by December 31st of the year prior to the calendar year preceding the Executive's Disability for benefits paid under
Section 4.3.2 of the Agreement.

     The Executive and Company agree and acknowledge that any election to select a benefit payment pursuant to OPTION 1 OPTION 2, or OPTION 3 made under this EXHIBIT B EXECUTIVE DISABILITY BENEFIT ELECTION, not made within the time frame set forth in the paragraph above, shall be null and void. When a null and void election is made, the most recent election which is not null and void shall determine the method in which the Executive's retirement benefit shall be paid under Section 4.3.2 of the Agreement.

     The Executive and the Company acknowledge and agree that the Company, in the absence of a valid election by the Executive under this EXHIBIT B EXECUTIVE DISABILITY BENEFIT ELECTION, the Company shall pay any benefit under Section
4.3.2 of this Agreement under OPTION 1 above.

     The Executive and the Company understand that the Executive may change the election set forth above, consistent with the restrictions set forth in this EXHIBIT B EXECUTIVE DISABILITY BENEFIT ELECTION, by filing a new written designation with the Company on a form following this EXHIBIT B EXECUTIVE DISABILITY BENEFIT ELECTION.

EXECUTIVE:

/s/ Carolyn S. Jacobs                               Date:  January 24, 2002
-----------------------------
CAROLYN S. JACOBS

ACCEPTED BY THE COMPANY THIS 24th day of January, 2002.

TEAMBANK, N.A.

By:   /s/ D. Sue Wilson
    -----------------------

Title:  Sr. Vice President
       --------------------

FIRST AMENDMENT

                                       TO
                         DEFERRED COMPENSATION AGREEMENT

     This amendment, effective May 1, 2002, is made by and between TeamBank, N.A., with its principal place of business in Paola, Kansas (hereinafter referred to as the "Company"), and Carolyn S. Jacobs (hereinafter referred to as the "Executive").

     WHEREAS, the Company and the Executive entered into a Deferred Compensation Agreement (the "Agreement") with an effective date of February 1, 2002, which provided that the Company would provide certain benefits to the Executive upon the Executive's retirement; and,

     WHEREAS, due to recent legislative changes, the Company and the Executive desire to amend the aforementioned Agreement, pursuant to Section 9.1 of the Agreement, to reflect a change to Section 1.9 of the Agreement.

AGREEMENT TO AMEND

                    NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the Executive agree to amend the Agreement to provide as follows:

     I.     SECTION 1.9 OF THE AGREEMENT SHALL BE AMENDED AND RESTATED AS
            FOLLOWS:

     "1.9 "DISABILITY" means if the Executive is covered by a Company sponsored long-term disability insurance policy, then total disability as defined in such policy without regard to any waiting period, or, if no such long-term disability policy exists, then as determined by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company for the carrier's or Social Security Administration's determination upon the request of the Company."

     IN WITNESS WHEREOF, the parties hereto execute this agreement at Paola, Kansas, on this 17th day of APRIL, 2002

TEAMBANK, N.A.:                                               EXECUTIVE:


By: /s/ D. Sue Wilson                                /s/ Carolyn S. Jacobs
    ------------------                               ---------------------------

Its: Sr. Vice President
     -------------------